FOR IMMEDIATE RELEASE
McCormick Announces Acquisition of Brand Aromatics
SPARKS, Md., March 9, 2015 - McCormick & Company, Incorporated (NYSE:MKC), a global leader in flavor, today announced that it has acquired 100% of the shares of Brand Aromatics, a privately held company located in New Jersey.

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Brand Aromatics is a supplier of natural savory flavors, marinades, and broth and stock concentrates to the packaged food industry. Annual sales were $28 million in 2014 and are expected to grow at a mid-single digit rate.

•	McCormick has acquired the business for approximately $63 million in cash.

•	The addition of Brand Aromatics expands the breadth of value-added products in McCormick’s industrial business.
Alan Wilson, Chairman & CEO of McCormick stated, “Brand Aromatics is a great addition to McCormick’s industrial business. We are currently a leading supplier to packaged food companies and leading restaurants, and this acquisition extends the value-added flavor solutions we provide to stocks, marinades and other savory products. We look forward to working with the employees of Brand Aromatics to build sales and further strengthen our customer intimacy.”
Founded in 1997, Brand Aromatics has 40 employees and supplies a wide range of savory products to the packaged food industry. The company’s headquarters, R&D facility, USDA manufacturing facility and distribution center are located in Lakewood, New Jersey. The purchase price for Brand Aromatics is approximately $63 million subject to certain closing adjustments. The transaction multiple is expected to be approximately 10 times EBITDA (earnings before interest, tax, depreciation and amortization). Due to the estimated impact of transaction, integration and financing costs, McCormick expects no earnings per share impact in 2015.
Forward-looking Information
Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” "intend," “believe” and “plan.” These statements may relate to: the expected results of operations of businesses acquired by the company, the expected impact of raw material costs and pricing actions on the company's results of operations and gross margins, the expected productivity and working capital improvements, expectations regarding growth potential in various geographies and markets, expected trends in net sales and earnings performance and other financial measures, the expectations of pension and postretirement plan contributions and anticipated charges associated with such plans, the holding period and market risks associated with financial instruments, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the ability to issue additional debt or equity securities and expectations regarding purchasing shares of McCormick's common stock under the existing authorizations.
These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: damage to the company's reputation or brand name; loss of brand relevance; increased private label use; product quality, labeling, or safety concerns; negative publicity about our products; business interruptions due to natural disasters or unexpected events; actions by, and the financial condition of, competitors and customers; the company's ability to achieve expected and/or needed cost savings or margin improvements; negative employee relations; the successful acquisition and integration of new businesses; issues affecting the company's supply chain and raw materials, including fluctuations in the cost and availability of raw and packaging materials; government regulation, and changes in legal and regulatory requirements and enforcement practices; global economic and financial conditions generally, including the availability of financing, and interest and inflation rates; the investment return on retirement plan assets, and the costs associated with pension obligations; foreign currency fluctuations; the stability of credit and capital markets; risks associated with the company's information technology systems, the threat of data breaches and cyber attacks; volatility in the effective tax rate; impact of climate change on raw materials; infringement of intellectual property rights, and those of customers; litigation, legal and administrative proceedings; and other risks described in the company's filings with the Securities and Exchange Commission.
Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With $4.2 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses. Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings Passion to Flavor™.
For more information, visit www.mccormickcorporation.com.

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For information contact:
Investor Relations:
Joyce Brooks (410) 771-7244 or joyce_brooks@mccormick.com
Corporate Communications:
Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com